                                                                   EXHIBIT 99.2

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                           HALLMARK LEASING ASSOCIATES

                                       AND

                          DURAMED PHARMACEUTICALS, INC.


                                      DATED

                               AS OF APRIL 9, 1996

                            ASSET PURCHASE AGREEMENT
                            ------------------------


                  This ASSET PURCHASE AGREEMENT made as of the 9th day of April, 1996 (herein referred to as the "Agreement") by and between Hallmark Leasing Associates, a partnership organized under the laws of the Commonwealth of Pennsylvania ("Seller"), and Duramed Pharmaceuticals, Inc., a Delaware corporation ("Buyer").

                                WITNESSETH THAT:

                  WHEREAS, Buyer desires to purchase, receive and assume from Seller the equipment listed on Exhibit A hereto, which equipment is now owned by Seller and leased to Hallmark Pharmaceuticals, Inc. ("Hallmark"); and

                  WHEREAS, Seller desires to sell, assign and deliver such equipment to Buyer upon the terms and conditions hereinafter provided;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants and the conditions herein contained, the parties agree as follows:

                  1.       PURCHASE AND SALE OF ASSETS.
                           ----------------------------

                  Upon the terms set forth herein, Buyer shall purchase from Seller, and Seller shall sell, assign and deliver to Buyer, free and clear of all liens and encumbrances of any kind whatsoever, the equipment listed on Exhibit A attached hereto (the "Equipment").

                  2.       PURCHASE PRICE.
                           ---------------

                           The purchase price for the Equipment will be Four
Hundred Ninety-Three Thousand, Five Hundred Seventy-Three Dollars and Eighty Cents ($493,573.80) (the "Purchase Price"). At the closing hereunder, Buyer will deliver to Seller the Purchase Price in immediately available funds and Seller will deliver to Buyer the Equipment and a bill of sale thereof. Seller hereby acknowledges the sufficiency of said Purchase Price. Buyer will reimburse Seller, within 10 days of invoice therefor, for all sales taxes payable as a result of the sale of the Equipment contemplated by this Agreement. Seller agrees to timely collect and pay to the appropriate taxing authority all such sales taxes.

                  3.       CLOSING.
                           --------

                  The purchase and sale of assets provided for herein shall occur (said event being known as the "Closing") simultaneously with the Closing Date of the transactions contemplated by the Asset Purchase Agreement of even date herewith between Buyer and Hallmark Pharmaceuticals, Inc.

                  4.       BULK SALES.
                           -----------

                  The parties have agreed that Buyer and Seller need not do all things necessary prior to closing to comply with any applicable Bulk Transfer Act.

                  5.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER.
                           -----------------------------------------------------

                  Seller represents, warrants and agrees as follows, intending that the Buyer may rely on the same in consummating the transaction herein contemplated:

                  (i) Seller is a partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full power and authority to own, lease and operate its properties and the Equipment and to engage in its business as presently conducted;

                  (ii) The sale of the Equipment pursuant to the terms of this Agreement and the performance by Seller of all of its obligations hereunder and the execution of this Agreement and of any other instruments necessary to consummate the transactions contemplated hereby have been authorized by all necessary action of Seller;

                  (iii) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms (subject to bankruptcy and other laws affecting the rights of creditors generally);

                  (iv) The Equipment is, subject to immaterial exceptions, structurally sound and has no known defects. The Equipment is, subject to immaterial exceptions, in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put;

                  (v) Seller has good and marketable title to the Equipment, and shall convey the Equipment to Buyer, in each case free and clear of any lien or encumbrance of any nature whatsoever other than any such lien or encumbrance arising through Buyer; and

                  (vi) No default, or event which, with the passage of time or the giving of notice or both, would become a default, currently exists under any of the leases described in paragraph 9 hereof, and no lease payment or other obligation of either party thereto remains outstanding or unsatisfied, except as set forth in the Company Disclosure Schedule (as defined in the Asset Purchase Agreement).

                  6.     REPRESENTATIONS AND WARRANTIES OF BUYER.
                         ----------------------------------------

                  Buyer represents and warrants to Seller that:

                  (i) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                  (ii) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Buyer; and

                  (iii) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms (subject to bankruptcy and other laws affecting the rights of creditors generally).

                  7.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
                         -------------------------------------------------------

                  The above stated representations, warranties and agreements of Buyer and Seller shall survive the Closing and continue in full force and effect after the consummation of the transactions contemplated by this Agreement.

                  8.     SUPPLEMENTAL DELIVERIES OF INSTRUMENTS.
                         ---------------------------------------

                  At the request of Buyer, Seller shall, at any time after the Closing, execute and deliver, or cause to be executed and delivered, to Buyer, upon request, all supplementary instruments of transfer or assignment or such other documents as may be reasonably necessary or desirable to vest in Buyer good, merchantable and clear title to the Equipment. This provision shall survive the Closing.

                  9.     TERMINATION OF LEASES.
                         ----------------------

                  As of the Closing, the Lease Agreements between Hallmark and Seller dated September 1, 1992, November 16, 1992, March 20, 1993, May 17, 1994 and December 28, 1994 are hereby terminated, neither party thereto shall have any further obligation to the other thereunder and Buyer shall not assume any liability thereunder, including any liability for deferred rent.

                  10.    BINDING AGREEMENT.
                         ------------------

                  This Agreement shall be binding upon and inure to the benefit of Buyer, its successors and assigns and shall be binding upon and inure to the benefit of Seller, its successors and assigns. The foregoing notwithstanding, no party shall assign its rights or delegate its duties hereunder, except that Buyer may incorporate one or more subsidiary corporations to perform its obligations hereunder, and may assign its rights hereunder to one or more wholly owned subsidiaries; provided that no such assignment shall relieve Buyer of its obligations hereunder.

                  11.      NOTICE.
                           -------

                  All notices, demands or communications hereunder required or desired to be given by Seller to Buyer and from Buyer to Seller shall be in writing and sent by United States first class or express mail, postage prepaid, return receipt requested, or sent prepaid by recognized private one-day courier service which is capable of and will routinely provide verification of delivery upon request, addressed as follows:

                  To Buyer:                Duramed Pharmaceuticals, Inc.
                                           7155 East Kemper Road
                                           Cincinnati, OH 45249
                                           Attn:  Timothy J. Holt

                  To Seller:               Hallmark Leasing Associates
                                           501 Howard Avenue, Bldg. #5
                                           Altoona, PA  16601
                                           Attn:  Marvin H. Meisner, M.D.

Said addresses may be changed from time to time by notices similarly given.

                  12.      COMMISSION.
                           -----------

                  The parties agree that there are no commissions or finders fees due to any parties for any sums arising out of this transaction, and each shall indemnify and hold the other harmless from any claims for such expenses allegedly agreed or consented to by such party.

                  13.      ENTIRE AGREEMENT.
                           -----------------

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior agreements, written or oral, made between the parties hereto with respect to the subject matter hereof. No subsequent conditions, representations, warranties, or agreements or modifications hereof shall be valid unless reduced to writing and signed by all of the parties hereto.

                  14.      GOVERNING LAW.
                           --------------

                  This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed therein.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.


                                     Buyer:

Attest:                              DURAMED PHARMACEUTICALS, INC.


                                     By: /s/ E. Thomas Arington
- ----------------------------            ---------------------------------------
                                     Its:     CEO
                                         --------------------------------------

                                     Seller:

Attest:                              HALLMARK LEASING ASSOCIATES


 /S/ Vish G. Raju                    By: /S/ Marvin H. Meisner, M.D.
- ----------------------------            ---------------------------------------
                                     Its:     General Partner
                                         --------------------------------------